UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

   FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2009

GOLD STANDARD MINING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

6399 Wilshire Blvd., Suite 507, Los Angeles, CA 90048
(Address of principal executive offices)

(323) 782-1460
(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Item 1.01 Entry into Material Definitive Agreement

Gold Standard Mining Corp. is a development stage, publicly held, Nevada corporation.  On May 6, 2009, the Company entered into a material definitive agreement, as amended, with Gold Standard Mining Corp., a Wyoming corporation, by which the Company acquired 100% of the outstanding common stock of Gold Standard Mining Corp. of Wyoming in exchange for 100,699,998 shares of the Company's common stock issued in May and June 2009.  On the acquisition date, the principal asset of Gold Standard Mining Corp. of Wyoming was Rosszoloto, Ltd., a Russian limited liability company.  Previously, in February 2009, Rosszoloto had exchanged all of its shares for shares of the Wyoming corporation. The principal business of Rosszoloto is operating a producing gold mine in Zeya, Russia, which is located on the Russian side of the border between Russia and China.

In May 2009, in connection with the share issuance for Gold Standard of Wyoming,  the Company increased its authorized capital from 100,000,000 to 500,000,000 shares of common stock, $ 0.001 par value per share.

On May 6, 2009, Agata Gotova, Araik Khachatrian, and Zurab Chachavadze were appointed as directors of the Company and Araik Khachatrian was appointed as Chief Operating Officer of the Company.  Mr. Zachos remains the Chief Executive Officer of the Company and Mr. Khachatrian remains the Chief Operating Officer.

The Company had accounted for its investment in its wholly owned subsidiary, Gold Standard Mining, Wyoming and the principal asset of its subsidiary, Rosszoloto Co., Ltd. as an unconsolidated subsidiary, at a value equivalent to the par value of the common stock exchanged.  Now the Company has completed the audit of Rosszoloto.

BUSINESS

Gold Standard Mining Corp. is a publicly held Nevada corporation, whose common stock trades on the over-the-counter bulletin board under the trading symbol, “GSTP.”  The company has acquired an operating subsidiary, Gold Standard Mining of Wyoming, whose principal asset is Rosszoloto, Ltd., a Russian limited liability company.  Rosszoloto operates a producing gold mine in the far east of Russia near the Russo-Sino border.  Current gold production is from its alluvial mining operation on 12 claims with gold reserves of 3186 kilograms, or 112,382 ounces, with a gold content of 2 to 10 grams per ton and a gold standard of 763 to 933.

FORWARD LOOKING STATEMENTS

This current  report and the exhibits attached hereto contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern the Company's anticipated results and developments in the Company's operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “believes” or “does not believe”, "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to our mineral operations being subject to government regulation;
•	risks related to our ability to obtain additional capital to develop our resources, if any;
•	risks related to mineral exploration activities;
•	risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;
•	risks related to the competitive industry of mineral exploration;
•	risks related to our title and rights in our mineral properties;
•	risks related to the possible dilution of our common stock from additional financing activities; and
•	risks related to fluctuations of the price of our shares of common stock.

THE MINING INDUSTRY

Market prices of gold have been on a continual rise since 2003, when gold traded for around $320 per ounce, to prices currently approaching $1,270 per ounce.  Russia is the fifth largest producer of gold in the world, and holds the second largest in gold reserves.  $240 billion was invested in Russian base metal transactions in 2008.  Explored gold fields in Russia contain over 7,000 tons of gold.  Most production is accounted for in placer deposits, of which 60% of these resources are in the Russian Far East and eastern Siberia.  The Amur region is currently the fourth in gold production of Russia’s 11 gold producing regions.  Western owned gold companies accounted for approximately 21% of the country’s gold production in 2008.  Gold reserve life in Russia significantly exceeds that of the West.

ROSSZOLOTO, LTD ACQUISITION

With the acquisition of Gold Standard Mining (Wyoming), the company acquired Gold Standard Mining Corp, a Wyoming corporation, which had acquired 100% of the outstanding securities of Rosszoloto Co.,Ltd., a wholly owned Russian limited liability company whose principal business is mining precious metals in the Russian Far East.

Presently, Rosszoloto has two mining properties.; Snezhinka and Elnichnoe, on which Rosszoloto conducts its current alluvial mining operations.  Rosszoloto’s hard rock mineral deposits at its Snezhinka property have an estimated 120 metric tons of gold reserves classified as C1 and P2 under the Russian reserve reporting system, 3 metric tons of platinum P2 and 195 metric tons of silver P2.  Its hard rock mineral deposits at its Elnichnoe property have an estimated 69 metric tons of B+C1 gold reserves, 6 metric tons of C2 gold reserves, and 480 metric tons of P1 silver.  Total gold reserves are estimated at 6.2 million ounces. Rosszoloto has averaged approximately $33 million in annual revenues and $22 million in annual net income in 2008 and 2009.  It has several sources of sales for its gold, including the Central Bank of Russia, at prices indexed to the market rate and its primary customer is the Russian Savings Bank.

Rosszoloto licenses each of its mining claims from the Russian Government.  The license for Snezhinka expires in 2030, and the license for Elnichnoe expires in 2019.  Both licenses can be renewed at the election of the company, provided their terms are being performed.  In exchange for the licenses, Rosszoloto is obligated to pay a 3% fee for any exploration activities.  Production fees are 2.6% on all produced gold, and 2-4% of gold production for unexplored areas, for a total payment on production of up to 56.6%.  In addition, on any properties that the Russian government has expended costs on research and exploration, Rosszoloto is obligated to pay a fee of 7.8% of all gold produced, unless it refunds the government’s costs or conducts its own research and exploration.

Rosszoloto employs approximately 200 gold miners and owns 25 pieces of heavy machinery.  Currently it is producing gold from alluvial deposits but its principal reserves are in hard rock.  Fixed expenses, including fuel cost, equipment maintenance and labor are approximately 15%. Annual expenses, before provision for income taxes, in 2008 and 2009 averaged approximately 15% of revenues.

Russian mineral rights are owned by the government and licensed to enterprises such as Rosszoloto.  The Russian mineral resource and reserve reporting is split into two categories; “resources” and “reserves;” depending on the level of exploration.  Mineral resources are in situ estimates based on geological evidence with preliminary technical and economic assessments sufficient to show that there are reasonable prospects for eventual economic extraction.  Mineral reserves are the economically mineable part of a mineral resource, having taken into account all dilution and recovery factors and technical and economic studies having been carried out in sufficient detail to demonstrate that extraction can reasonably be justified.  The categories of resources and reserves are split into the following sub-categories:

Resources:

•	P3: No supporting evidence
•	P2: Evidence from geophysics/geochemistry/mapping
•	P1: Limited drill hole, trench sampling and outcrop data

Reserves:

•	C2: Systematic sampling, ancillary studies
•	C1: Closer-spaced sampling, more detailed ancillary studies
•	B: Close-spaced exploration or partly blocked out in mine
•	A: Generally blocked out ore in a producing mine

Elnichnoe Mineral Deposit

The Elnichnoe Mineral Deposit is located in the district of Zeya, Amur Region of the Russian Federation, approximately 8.3 miles east of the town of Algach.

The deposit contains hard rock and alluvial gold deposits.  The Company is currently exploiting the alluvial or placer deposits.

Placer Deposits

The Company mines its alluvial deposits on 12 claims within the area of the Elnichnoe mineral deposit.  The summary table below shows our alluvial gold reserves, for a total of 3186.8 kilograms.

Deposit name	Gold content (mg/m)	Gold reserves (kg)	Gold standard
Sardangro “Sredni”	357	107.3	763
Bol Djyvaskit	846.4	571.4	895
Sardangro “Nijni”	388	324.9	879
Bol Djyvaskit	260.5	54	899/895
“Ydinski”	268	1.9	895
“Iyrok”	365	5.4	895
“Zolotoi”	385	61.5	886
“Elovi”	212	308	925
“Zenon”	323	28.4	925
“Ilikan”	334	441.2	936
“Sardangro”	253	870.3	938
“Siryoukan”	274	412.5	933
Totals	4265.9	3186.8

Hard Rock Gold Deposits

The Elnichnoe Mineral Deposit’s geological studies go back to 1946.  Mineral deposits are located in the areas of the bald peak “Centraini,” “Breckchievi,” and “Serebriani.”  Reports from 1979 on the bald peak “Centraini” show hydrothermally changed diorite porphyry zones contain quartz veins ranging from 100-150 meters long and 800 meters wide, with ore grade of .01-11.3 grams per ton in gold and silver from 16.3 to 36.4 grams per ton.  Beresite veins contain purte, chalco, galena and gold.

The Elnichnoe hard rock deposits contain 69 metric tons of B+C1 gold reserves and 6 metric tons of C2 gold reserves.  Geological exploration on the property goes back to 1946, with further exploration studies performed in 1967, 1976, 1979 and 1992.  Exploration in 2000 was conducted over an area of 9.2 square kilometers, using dipole profiling, mechanized trench drifting and drilling to 603.6 meters.

Snezhinka Mineral Deposit

The Snezhinka hard rock mineral deposit covers a 20 square kilometer area in the Skovorodinsky District of the Amur Region,  and is situated approximately 11 miles south of the town of Erofey-Pavlovich.  The property consists of three claims; Snezhinka, Svetloye, and Glubokinsoye.  Total C1 and P2 gold reserves on the property are 120 metric tons.  The property is located 15 kilometers from the main road, where electrical power is also accessible.

Plant and Equipment

Rosszoloto owns suction dredges and nine other specialized mining tools, 15 “Ural” trucks, 10 Caterpillar and Kamatsu tractors, and garage, smelting factory and miner housing on site for its alluvial gold mining operation.

COMPETITION

Russia has the second largest gold reserves in the world and is its fifth leading gold producer.  There is aggressive competition within the minerals industry to discover, acquire and mine mineral properties considered to have commercial potential.  In addition, we will compete with others in efforts to obtain financing to acquire and explore mineral properties.

The Company will compete with other more established gold mining companies in production, such as  Highland Gold Mining, the third largest producer of gold in the region, with an annual production of 156,900 ounces of gold, Kinross gold Corporation, the second largest producer of gold in the region, and Petropavlosk PLC, formerly known as Peter Hambro Mining, the largest producer of gold in the region.

EMPLOYEES

We employ two employees in Russia; Araik Khachatrian and Valentina Nesterova.  We employ one management level employee in Greece; Pantelis Zachos.    Rosszoloto employs three management level employees, six clerical employees,  a driver, one attorney, one chief accountant, and 200 gold miners.  We intend to hire more management and clerical employees as we gear up our new plan of operations.

GOVERNMENT REGULATION

Our activities will be subject to various federal, state, and local laws and regulations governing prospecting, exploration, production, labor standards, occupational health and mine safety, control of toxic substances, and other matters involving environmental protection and taxation.  It is possible that future changes in these laws or regulations could have a significant impact on our business, causing those activities to be economically re-evaluated at that time.

ENVIRONMENTAL RISKS

Minerals exploration and mining are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we may become subject to environmental liabilities, the remediation of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

PATENTS

The company holds no patents or trademarks.

RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Because Our Assets and Operations Will Be Located Outside the U.S. , U.S. Investors May Experience Difficulties In Attempting To Enforce Judgments Based Upon U.S. Federal Securities Laws.  U.S. Laws and/or Judgments Might Not Be Enforced Against Us In Foreign Jurisdictions.

All of our operations and all of our assets will be located outside of the United States.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our operations or assets are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiary based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiary based upon these laws.

Mining  activities involve a high degree of risk.

Our operations on our properties will be subject to all the hazards and risks normally encountered in the mining deposits of gold.  These hazards and risks include, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability.  Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

The parameters that would be used at our properties in estimating possible mining and processing efficiencies would be based on the testing and experience our management has acquired in operations elsewhere. Various unforeseen conditions can occur that may materially affect estimates based on those parameters. In particular, past mining operations indicate that care must be taken to ensure that proper mineral grade control is employed and that proper steps are taken to ensure that the underground mining operations are executed as planned to avoid mine grade dilution, resulting in uneconomic material being fed to the mill. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties which could lead to failure of the operation.

If we make a decision to exploit either of our properties based on gold mineralization that may be discovered and proven, we plan to process the resource using technology that has been demonstrated to be commercially effective at other geologically similar gold deposits elsewhere in the world.  These techniques may not be as efficient or economical as we project, and we may never achieve profitability.

We may be adversely affected by fluctuations in gold prices.

The value and price of our securities, our financial results, and our exploration activities may be significantly adversely affected by declines in the price of gold and other precious metals.  Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone’s ability to predict. The prices that would be used in making any resource estimates at our properties would be disclosed and would probably differ from daily prices quoted in the news media. Percentage changes in the price of gold cannot be directly related to any estimated resource quantities at any of our properties, as they are affected by a number of additional factors. For example, a ten percent change in the price of gold may have little impact on any estimated resource quantities and would affect only the resultant cash flow.

Because any future mining would occur over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons, including a belief that a low price of gold is temporary and/or that a greater expense would be incurred in temporarily or permanently closing a mine there.

Mineralized material calculations and life-of-mine plans, if any, using significantly lower gold and precious metal prices could result in material write-downs of our investments in mining properties and increased reclamation and closure charges.

In addition to adversely affecting any of our mineralized material estimates and its financial aspects, declining metal prices may impact our operations by requiring a reassessment of the commercial feasibility of a particular project.  Such a reassessment may be the result of a management decision related to a particular event, such as a cave-in of a mine tunnel or open pit wall.  Even if any of our projects may ultimately be determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in establishing operations or may interrupt on-going operations, if any, until the reassessment can be completed.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Future legislation and administrative changes to the Russian mining laws could prevent us from exploring our properties.

Russian laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.   Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

We are a relatively young company with limited operating history

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We may require additional funds to operate in accordance with our business plan.

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our long-term needs.  If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

We will compete with larger, better capitalized competitors in the mining industry.

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration-stage properties, or properties capable of producing precious metals.  Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms it considers acceptable or at all. Consequently, our revenues, operations and financial condition and possible future revenues could be materially adversely affected by actions by our competitors.

Risks Relating to Our Common Stock

Our directors and executive officers beneficially own a substantial amount of our common stock.

Accordingly, these persons will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

We are subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

PLAN OF OPERATIONS

We intend to implement the strategy of acquiring operating companies and properties in gold rich areas such as Russia, and to develop those companies and properties with the support of Western technology, finance and corporate governance.  We will continue to explore and develop Russian properties, while seeking out new producing projects and joint ventures.

Our plan of operations is to expand our operations to the mining and processing of hard rock ore to exploit the most valuable gold reserves.  This will require the building of a plant at a cost of approximately $50 million to service Rosszoloto’s  Snezhinka property.  The plant is expected to have a capacity to produce over seven metric tons of gold per year.

The first milestone of our plan of operations is to raise the capital for the first plant, which is expected to take between 3 to 12 months.  The next milestone is to construct the plant and put it in operation, which is expected to take approximately 12 to 18 months.  In the meantime, we intend to continue our alluvial gold production.  Once the first plant has been built at Snezhinka, we plan to build a second plant our Elnichnoe location at an estimated cost of $100 million, which is expected to have a capacity to produce over 14 metric tons of gold per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND M ANAGEMENT

The following table sets forth information known to us as of July 27, 2010 with repsect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) each director, (iii) each of our named executive officers, and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them.  The following table is based upon information supplied by directors, executive officers, and principal stockholders.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Unless otherwise indicated, the address of each beneficial owner is c/o Gold Standard Mining Corp., 6399 Wilshire Blvd, Suite 507, Los Angeles, CA 90048.  The percentage of beneficial ownership is based on 202,721,522 shares of our common stock outstanding as of July 27, 2010.

		Amount and Nature
	Name of Direct	of Direct Beneficial	Percent of
Title of Class	Beneficial Owner	Ownership	Class

Named Executive Officers and Directors:

Common Stock	Pantellis Zachos	26,600,000	13.12%

Common Stock	Araik Khachatrian	49,500,000	24.42%

Common Stock	Agata Gotova	24,420,000	12.05%

Common Stock	Zurab Chavchavadze	1,999,998	*

All Executive officers and directors as a group (4 persons)		102,519,998	50.57%

5% Stockholders:

Common Stock	Aikaterini Zernou (1)	38,450,000	18.97%
	Zefeirou 35, Voula, Athens 16673, Greece

Common Stock	Els Investments, Ltd (2)	13,000,000	6.41%
	6123 57th Court, Vero Beach
	FL, 34951

(1)  Based upon a Schedule 13 D filed on June 30, 2010.

(2) Based upon a listing supplied by the Company's transfer agent, dated July 27, 2010.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)

Financial Statements of Businesses acquired.  -   Attached are the consolidated financial statements of the company, its wholly owned Wyoming subsidiary and  Rosszoloto, Ltd.

b)

Pro forma financial information

c)

Exhibit 23: Accountant's report and consent

This current report on Form 8K will be supplemented within the next 30 days.

To the Board of Directors

Gold Standard Mining Corp.

We have audited the accompanying consolidated balance sheets of Gold Standard Mining Corp. as of December 31, 2009 and  2008, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2009, 2008 and 2007.  These consolidated financial statements are the responsibility of Gold Standard Mining Corp.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gold Standard Mining Corp. and Subsidiaries as of December 31, 2009 and 2008, and the consolidated results of its operations and cash flows for the years ended December 31, 2009, 2008 and 2007.

      Gruber & Company, LLC

      Lake Saint Louis, Missouri

      June 21, 2010

Gold Standard Mining Corp. and Subsidiaries Consolidated Balance Sheets (expressed in thousands of U.S. dollars, except share information)

		December 31	December 31
	Note	2009	2008
Assets
Current assets
Cash and cash equivalents	4	$ 6	$ --

Total current assets		6	--

Non-current assets
Property, plant and equipment, net	5	5,783	6,698

Total non-current assets		5,783	6,698
Total assets		$ 5,789	$ 6,698

Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued expenses	6	763	688
Loans from related parties	9	171	--
Deferred income taxes		849	2,701
Taxes payable		349	32
Total current liabilities		2,132	3,421

Long-term liabilities
Asset retirement obligations	5	1,153	722
Total long-term liabilities		1,153	722

Total liabilities		3,285	4,143

Shareholders’ equity
Common stock, $0.001 par value;
500,000,000 authorized; 142,699,522; and
100,671,780 issued and outstanding		143	101

Additional paid-in capital		6,004	6,295
Other comprehensive loss		(3,507)	(3,841)
Retained earnings (Accumulated deficit)		(136)	--
Total shareholders’ equity		2,504	2,555

Total liabilities and shareholders’ equity		$ 5,789	$ 6,698

See notes to financial statements

Gold Standard Mining Corp. and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(expressed in thousands of U.S. dollars, except share information)
		Year Ended December 31,
	Note	2009	2008	2007

Revenues
Gold production sales		$ 33,614	$ 32,747	$ 25,042
Net revenues		33,614	32,747	25,042
Taxes other than income tax		4,179	2,323	1,206
Maintenance expenses		3,317	3,537	630
Operating expenses		4,701	3,314	1,805
Depreciation, depletion and amortization		1,346	1,146	1,035
Operating expenses		13,543	10,320	4,676
Other income and expenses
Other income, net		5	-	(706)
Total other income and expenses		5	-	(706)
Income before income taxes		20,076	22,427	19,660
Income taxes
Current income tax expense		4,042	5,382	4,718
Deferred income tax (benefit) / expense		1,852	(1,908)	(793)
Total income tax expense	8	5,894	3,474	3,925

Net income		14,182	18,953	15,735
Other Comprehensive Gain (Loss):
Foreign currency translation adjustment		334	(3,797)	(44)
Comprehensive Income		$ 14,516	$ 15,156	$ 15,691
Weighted average shares outstanding:
Basic and diluted		128,191,315	100,671,780	100,671,780
Income per share:
Basic and diluted		$ 0,11	$ 0,19	$ 0,16
See notes to financial statements

Gold Standard Mining Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(expressed in thousands of U.S. dollars, except share information)
	Year Ended December 31,
	2009	2008	2007
Operating activities
Net income	$ 14,182	$ 18,953	$ 15,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,346	1,146	1,035
Deferred income tax (benefit) / expense	(1,852)	1,908	793

Changes in operational working capital:
Accounts and taxes payable	563	128	592
Net cash provided by operating activities	14,239	22,135	18,155

Investing Activities
Cash acquired in reverse merger	6	--	--

Financing activities
Capital contribution	3,317	1,145	944
Member withdrawals and dividends	(17,855)	(20,420)	(18,527)
Net cash provided by (used for) financing activities	(14,538)	(19,275)	(17,583)

Effect of exchange rate changes on cash and cash equivalents	299	(3,004)	(428)

Net change in cash and cash equivalents	6	(144)	144
Cash and cash equivalents at beginning of period	--	144	--
Cash and cash equivalents at end of period	6	--	144
Cash paid for:
Income tax paid	$ 5,894	$ 4,082	$ 3,885
Interest paid	$ --	$ --	$ --

Supplemental disclosure of non-cash investing activities:
Property, plant and equipment contributed by partner	$ --	$ --	$ 8 157
Issuance of 42,027,742 shares of common stock in reverse merger	$ (161)	$ --	$ --

See notes to financial statements

Gold Standard Mining Corp. and Subsidiaries Consolidated Statement of Changes in Shareholders’ Equity (expressed in thousands of U.S. dollars, except share information)
					Accumulated
			Additional		Other	Total
	Common Stock		Paid-In	Retained	Comprehensive	Shareholders’
	Shares	Amount	Capital	Earnings	Other Income	Equity

Balance at January 1, 2007	100,671 780	$ 101	$ (101)	$ --	$ --	$ --
Net income				15,735		15,735
Capital contribution			9,510			9,510
Distributions to owner			(2,792)	(15,735)		(18,527)
Foreign translation loss					(44)	(44)
Balance at December 31, 2007	100,671,780	101	6,617	--	(44)	6,674
Common stock						--
Additional paid-in capital			1,145			1,145
Net income				18,953		18,953
Distributions to owner			-1,467	(18,953)		(20,420)
Foreign translation loss					(3,797)	(3,797)
Balance at December 31, 2008	100,671,780	101	6,295	--	(3,841)	2,555
Additional paid-in capital			4,500	(1,183)		3,317
Net income				14,182		14,182
Shares of common stock issued in reverse merger	42,027,742	42	(71)			(29)
Dividends			-4,720	(13,135)		(17,855)
Foreign translation gain					334	334
Balance at December 31, 2009	142,699,522	$ 143	$ 6,004	$ (136)	$ (3,507)	$ 2,504

See notes to financial statements

Notes to the Consolidated Financial Statements

(expressed in thousands of U.S. dollars)

Note 1: Background

Organization and Principal Activities

The Company was incorporated in Nevada on December 11, 2007 under the name, Fluid Solutions, Inc.  The Company’s fiscal year end is December 31.  On May 18, 2009, Fluid Solutions, Inc. changed its name to Gold Standard Mining Corp. and effected a 3.3-1 forward common stock split.  All references to common stock shares in these financial statements give effect to the 3.3 to 1 stock split.

In February 2009, Gold Standard Mining Corp. of Wyoming, entered into an agreement with Rosszoloto Co., Ltd. (“Rosszoloto”), a Russian limited liability company, to exchange all of Rosszoloto’s outstanding shares, held by its sole shareholder, Araik Khachatrian, for shares of the Wyoming corporation.  Rosszoloto is a company engaged in the business of operating a producing gold mine in Zeya, Russia, which is located on the border between Russia and China.

On May 6, 2009, the Company entered into a material definitive agreement, as amended, with Gold Standard Mining Corp. of Wyoming, a Wyoming corporation, by which the Company acquired 100% of the outstanding common stock of Gold Standard Mining Corp. of Wyoming in exchange for 100,699,998 shares of the Company's common stock issued in May and June 2009.  Shortly thereafter, Pantellis Zachos, an officer/director and a major shareholder retired 59.4 million shares of common stock to the Company treasury.

The exchange of shares with Gold Standard Mining Corp. of Wyoming shareholders was accounted for as a reverse acquisition under the acquisition method of accounting because Gold Standard Mining Corp. of Wyoming and its wholly owned subsidiary, Rosszoloto, obtained control of Gold Standard Mining Corp. of Nevada.  Accordingly, the share exchange was recorded as a recapitalization of Gold Standard Mining Corp. of Wyoming, with Gold Standard Mining Corp. of Wyoming and Rosszoloto being treated as the continuing entities. The historical financial statements presented are the consolidated financial statements of Gold Standard Mining Corp. of Wyoming and Rosszoloto. The share exchange agreement has been treated as a recapitalization and not as a business combination; therefore, no pro forma information is disclosed. At the date of this transaction, the net liabilities of the legal acquirer were $29.

As a result of the reverse merger transaction described above, the historical financial statements presented are those of Gold Standard Mining Corp. of Wyoming and Rosszoloto.

As a result of the pending acquisition, the Company has changed its plan of operations to the mining of precious metals. On May 18, 2009, in order to complete the share issuance for its acquisition of Gold Standard Mining of Wyoming, the Company increased its authorized capital from 100,000,000 to 500,000,000 shares of common stock, $ 0.001 par value per share.

The assets of Gold Standard Mining of Wyoming, principally the agreement to acquire the ownership interest in Rosszoloto, have been transferred to the Company and its liabilities have been assumed by the Company.

On May 6, 2009, Agata Gotova, Araik Khachatrian, and Zurab Chachavadze were appointed as directors of the Company and Araik Khachatrian was appointed as Chief Operating Officer of the Company. Mr Zachos remains the Chief Executive Officer of the Company.

Rosszoloto was chartered in Blagoveshchensk, Amur Region, Russian Federation on March 17, 2009 and is engaged in the exploration, development and production of gold from alluvial and hard rock mineral deposits located in the Amur region in the far east of the Russian Federation.

Rosszoloto was established in November 2008 by merging assets from several independent Russian entities under common ownership control. The historical operations are those of the merged companies.

Business and economic environment

The Russian Federation has been experiencing political and economic change, which has affected and may continue to affect, the activities of enterprises operating in this environment. Consequently, operations in the Russian Federation involve risks, which do not typically exist in other markets.

The accompanying financial statements reflect management’s assessment of the impact of the Russian business environment on the operations and the financial position of the Company. The future business environment may differ from management’s assessment.

Note 2: Basis of presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Note 3: Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (US) requires management to make estimates and assumptions which affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Significant items subject to such estimates and assumptions include the useful lives of assets for depreciation purposes, environmental obligations, reclamation and closure costs, reserves for contingencies and litigation, asset impairment, carrying value of mineral rights, and deferred income taxes. Eventual actual amounts could differ from such estimates.

In recent years a number of major economies around the world have experienced volatile capital and credit markets.  A number of major global financial institutions have either been placed into bankruptcy, taken over by other financial institutions and / or supported by government funding.

As a consequence of the recent market turmoil in capital and credit markets both globally and in Russia, notwithstanding any potential economic stabilization measures that may be put into place by the Russian government, there exists at December 31, 2009 uncertainities surrounding the potential for economic uncertainties to continue in the foreseeable future, and, as a consequence, the potential that certain assets may not be recovered at their carrying value in the ordinary course of business.  In addition, in developing the Company’s critical estimates and areas of critical judgment, management uses projected cash flows.  These projected cash flows are dependent on various assumptions including historical experience and growth rates.  As a result of the volatility in the global and Russian financial markets, management’s estimates may change and result in a significant impact on the Company.

Reporting and functional currency

The Company conducts its business entirely on the territory of the Russian Federation. The Company’s functional currency is Russian ruble which is the currency of the primary (expressed in thousands of U.S. dollars) environment in which the Company operates. The Company maintains its accounting records in Russian rubles. The Company uses the US Dollar as its reporting currency.

Assets and liabilities have been translated into US dollars at the rate prevailing at each balance sheet date. Revenues, expenses and cash flows have been translated into US dollars at weighted-average exchange rates for the reporting period. Translation differences resulting from the use of these rates are included as a separate component of stockholder’s equity.

For the purpose of translating the Russian ruble activity to U.S. dollars the official rates of the Central Bank of Russian Federation have been used.

The closing exchange rate at December 31, 2009, 2008 and December 31, 2007 was 30.276, 30.535 and 24.568 Russian rubles to one US Dollar, respectively. Weighted-average exchange rate in 2009, 2008 and 2007 was 31.50, 25.17 and 25.48 Russian rubles to one US Dollar, respectively.

Foreign currency transactions gains and losses are included in the statement of income.

The Russian ruble is not convertible outside of Russia. Accordingly, the translation of amounts recorded in the Russian rubles into US dollars should not be construed as a representation that such currency amounts have been, could be or will in the future be converted into US dollars at the exchange rate shown or at any other exchange rate.

Cash and cash equivalents

Cash and cash equivalents include all liquid securities with original maturities of three months or less when acquired.

Accounts receivable

Accounts receivable are presented at net realizable value and do not include value-added tax. Accounts and notes receivable are recorded at their transaction amounts less provisions for doubtful debts. Provisions for doubtful debts are recorded to the extent that there is a likelihood that any of the amounts due will not be obtained.  The Company had no accounts receivable balances at December 31, 2009, 2008 or 2007.

Inventories

Gold is measured at the lower of net production cost and net realizable value. The net cost of production per unit of gold is determined by dividing total production cost, by the saleable output of gold.

Production costs include consumables and spares, labor, tax on mining, utilities, refining costs, sundry costs, amortization and depreciation of operating assets.

Materials and supplies inventories are recorded at the lower of average cost or net realizable value.

The Company had no inventory at December 31, 2009, 2008 or 2007.

Property, Plant and Equipment

Property, plant, equipment and development costs are carried at cost.  Mineral exploration costs, as well as drilling and other costs incurred for the purpose of converting mineral resources to proven and probable reserves or identifying new mineral resources at development or production stage properties, are charged to expense as incurred.  Development costs are capitalized  beginning after proven and probable reserves have been established.  Development costs include costs incurred resulting from mine pre-production activities undertaken to gain access to proven and probable reserves, including shafts, drifts, ramps, permanent excavations, infrastructure and removal of overburden

Expenditures for replacements and improvements are capitalized.  Costs related to periodic scheduled maintenance are expensed as incurred.  Mining assets are recorded at cost less accumulated depreciation . Mining assets include the cost of acquiring and developing mining properties, pre-production expenditure, mine infrastructure, mineral rights and mining and exploration licenses and the present value of future asset retirement costs.  Plant and equipment associated with mining activities are carried at cost less accumulated depreciation. Depreciation of these assets is calculated on a straight line basis as follows:

Buildings and constructions 5 - 33 years Machinery and equipment 5 - 15 years

Development costs and acquisition costs for proven and probable reserves that relate to a specific ore body are depreciated using the unit-of-production method based on estimated recoverable proven and probable reserves for the ore body benefited.  Depreciation, depletion and amortization using the unit-of-production method is recovered upon extraction of the recoverable ore, is allocated to inventory cost and then included as a component of cost of goods sold.

Mineralized material is a mineralized body that has been delineated by appropriately spaced drilling and/or underground sampling to support reported tonnage and average grade of minerals.  Such a deposit does not qualify as proven and probable reserves until legal and economic feasibility are confirmed based upon a comprehensive evaluation of development costs, unit costs, grades, recoveries and other material factors.

Estimated proved and probable ore reserves reflect the economically recoverable quantities which can be legally recovered in the future from known mineral deposits. The Company’s reserves are estimated in accordance with the Russian Resource Reporting Code for gold reserves.

Mineral rights are recorded as assets when acquired as part of a business combination and are then amortized on a straight-line basis over the life of the related mineral deposits based on estimated proved and probable ore reserves.

Exploration and evaluation assets represent capitalized expenditures incurred by the Company in connection with the exploration for and evaluation of gold resources.  Examples of exploration and evaluation assets are:

a)	Acquisition of rights to explore potentially mineralized areas;
b)	Topographical, geological, geochemical and geophysical studies;
c)	Exploratory drilling;
d)	Trenching;
e)	Sampling and;
f)	Activities in relation to evaluating the technical feasibility and commercial viability of extracting a gold resource.

Impairment of long-lived assets

Long-lived assets, such as mining properties, other property, plant and equipment, and purchased intangibles subject to amortization, are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to the estimated undiscounted future cash flows expected to be generated by that group. If the carrying amount of an asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by writing down the carrying amount to the estimated fair value of the asset group. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.  Income taxes are computed in accordance with the laws of the Russian Federation.  The tax currently payable is based on taxable profit for the year.  Taxable profit differs from profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further executes items that are never taxable or deductible.  The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities for the purposes of the financial statements and their respective tax bases and in respect of operating loss and tax credits carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse and the assets be recovered and liabilities settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income in the reporting periods in which the originating expenditure becomes deductible. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized. In making this assessment, management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies.

Loans and borrowings

Loans and borrowings are recognized initially at the fair value of the proceeds received which is determined using the prevailing market rate of interest for a similar instrument, if significantly different from the transaction price, net of transaction costs incurred. Subsequent to initial recognition, loans and borrowings are stated at amortized cost, using an effective interest method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as debt discount amortization over the period of the borrowings.

Revenue recognition

The Company sells gold pursuant to sales contracts entered into with its customers.  Revenue from  the sale of refined gold is recognized when title and risk of loss pass to the customer and when collectability is reasonably assured.  The passing of title and risk of loss to the customer is based on terms of the sales contract, generally upon shipment or delivery of the product. net of value added tax.

Earnings per share

Earnings per share is calculated in accordance with the ASC 260-10, “Earnings Per Share.” Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As of December 31, 2009, 2008 and 2007, there were no potentially dilutive shares.

Pension and post-employment Benefits

Remuneration to employees in respect of services rendered during a reporting period is recognized as an expense in that reporting period.

The Company contributes to the Pension Fund of the Russian Federation on behalf of all its  employees.  These contributions are recognized in the income statement when employees have rendered services entitling them to the contribution.

The Company does not maintain any separate retirement benefit plans.

New Accounting Standards

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in these financial statements. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

In May, 2009, FASB issued accounting guidance that requires disclosures of the date through which an entity has evaluated subsequent events and whether that represents the date the financial statements were issued or were available to be issued.  This guidance sets forth:  (i) the period after the balance sheet during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date.  This guidance is effective for interim and fiscal years ending after June 15, 2009, and shall be applied prospectively.

Contingencies

Certain conditions may exist as of balance sheet dates that may result in losses to the Company but the impact of which will only be resolved when one or more future events occur or fail to occur.

If a Company’s assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued and charged to the statement of income. If the assessment indicates that a potentially material loss is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, is disclosed in the notes to the financial statements. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Environmental obligations

The Company’s mining and exploration activities are subject to various environmental laws and regulations.  The Company estimates environmental obligations based on management’s understanding of the current legal requirements, terms of the license agreements and internally generated engineering estimates.  Provision is made, based on net present values for decommissioning and land restoration costs as soon as the obligation arises.  Actual costs incurrent in future periods could differ materially from the amounts provided.  Additionally, future charges to environmental laws and regulations, life of mine estimates and discount rates could affect the carrying amounts of this provision.

Estimated losses from environmental remediation obligations are generally recognized no later than the completion of remedial feasibility studies. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Such accruals are adjusted as further information becomes available or circumstances change.

Provision for land restoration, representing the cost of restoring land that arises when environmental disturbance is caused by the development or on-going production of a mining property is estimated at the net present value of the expenditures expected to settle the obligation.  Ongoing restoration costs are expensed when incurred.

Asset Retirement Obligations

The Company records the fair value of estimated asset retirement obligations associated with long-lived assets for those which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract or by legal construction.  Asset retirement costs are capitalized as part of the related asset’s carrying value and are depreciated, on a unit-of-production basis.

Note 4: Cash and Cash Equivalents

	December 31, 2009	December 31, 2008	December 31, 2007

Cash in bank accounts	6	--	144

Total cash and cash equivalents	6	--	144

Note 5: Property, Plant and Equipment

The Company’s mining fields are situated on land belonging to the Russian Federation. The Company obtained licenses from the local authorities and pays unified natural resources production tax to explore and produce mineral ore from the fields.

	December 31, 2009	December 31, 2008	December 31, 2007

	Cost	Accumulated DD&A	Net book value

Mining assets	9,310	3,527	5,783

Balance at December 31, 2009	9,310	3,527	5,783

Significant value of Company’s mining assets included in the balance sheet was derived as a result of an independent appraisal before the contribution by the member. This appraised value represents fair market value at the time of the contribution. Management believes that the entire carrying amount of Company’s assets included under property, plant and equipment is fully recoverable from future cash proceeds expected to be received over the useful lives of these assets.  The member’s cost exceeded the appraised value.

In accordance with SFAS No. 143, property, plant and equipment listed above include asset retirement costs associated with asset retirement obligations. Changes in the asset retirement obligation during the years ended and December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
ARO liability at the beginning of the period	722	313
Accretion expense	--	--
Liabilities incurred	430	409
Changes in estimates	--	--
Total asset retirement obligations	1,152	722

Note 6: Accounts Payable and Accrued Expenses

	December 31, 2009	December 31, 2008

Trade accounts payable	721	655
Accrued expenses	42	33
Other payables
Total accounts payable and accrued expenses	763	688

Note 7: Shareholders’ Equity

During the year ended December 31, 2009 and 2008, the Company made cash distributions from retained earnings and contributed capital of USD 17,855 and 20,420 million, respectively. The distributions were used in part to repay the original contributed capital and property contribution.

Note 8: Income Tax

The statutory income tax rate applicable to the Company was 20% during the year ended December 31, 2009, and 24% for the years ended December 31, 2008 and 2007.

A reconciliation of statutory income tax at the rate effective in the Russian Federation, the location of the Company’s production entities, to the amount of actual income tax expense recorded in the income statement is as follows:

	December 31, 2009	December 31, 2008	December 31, 2007

Profit before income tax	20,076	22,427	19,660
Income tax at statutory rate	4,042	5,382	4,718
Timing difference, primarily depreciation	2,284	(1,908)	(793)
Effect of change in statutory tax rate	(432)	-	-
Effect of change in statutory tax rate	(432)	-	-
Effective income tax	5,894	3,474	3,925

Note 9: Related Party Transactions

During the years ended December 31, 2009, December 31, 2008 and 2007, the Company had certain activities with its shareholder and related companies. The Company’s reported results of operations, financial position and cash flows may have been different had such transactions been carried out amongst unrelated parties. Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties.

On December 12, 2006 Araik Khachatryan, the general director of Roszoloto entered into a contract for purchase of mining and non-mining property for a total purchase price of approximately seven billion rubles, or approximately $280,000,000 US dollars.  The property was subsequently contributed to Rosszoloto Co., Ltd by Araik Khachatryan, the sole owner of Rosszoloto Co., Ltd at its appraised value.  Mr. Khachatryan relinquished any and all rights that he had to any cash payments resulting from the contract and purchase dated December 12, 2006 in exchange for the option to purchase certain non-mining assets, i.e. a hotel and restaurant complex known as the “Holiday Palace”, and two agricultural properties for the sum of $1,000.  The related assets included in the option have been recorded in these financial statements at $1,000.

Pantelis Zachos, President and CEO, and a shareholder have periodically made loans to the Company to fund its operations. The advances are non-interest bearing, and are due on demand. Loan balances at December 31, 2009, 2008 and 2007 were $171, $0 and $0, respectively.

Note 10: Commitments, Contingencies and Operating Risks

Insurance

The insurance industry is not yet well developed in the Russian Federation and many forms of insurance protection common in more economically developed countries are not yet available on comparable terms. The Company does not have full insurance coverage for its mining operations, other than the limited coverage required by law and contract.  The Company may become subject to liability for risks that cannot be insured against.  Losses from uninsured risks may cause the Company to incur costs that could have a material adverse effect on the Company’s business and financial condition.

Taxation environment

Russian tax, currency and customs legislation is subject to varying interpretations, and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the Company may be challenged by the relevant regional and federal authorities. Recent developments in the Russian taxation environment suggest that the authorities are becoming more active in seeking to enforce, through the Russian court system, interpretations of tax legislation which may be different to authorities’ previous interpretations or practices. Differences and selective interpretations of tax regulations by various government authorities and inconsistent enforcement create further uncertainties in the taxation environment in the Russian Federation.

Tax declarations together with related documentation, are subject to review and investigation by a number of authorities, each of which may impose fines, penalties and interest charges. Fiscal periods remain open to review by the authorities for three calendar years proceeding the year of review (one year in case of customs). Under certain circumstances reviews may cover longer periods. In addition, in some instances new tax regulations have taken retroactive effect. Additional taxes, penalties and interest which may be material to the position of the taxpayers may be assessed in the Russian Federation as a result of such reviews.

In regards to matters in which the payment of taxes is unclear, Management has estimated that its tax exposure at December 31, 2009 is minimal, and has not provided an accrual since it does not believe the payment of additional taxes to be probable.

Compliance With Mining Licenses

The licenses for the Company’s exploration and mining operations, the issuance of new licenses and the Company’s compliance with the terms of its licenses.  Russian regulatory authorities exercise considerable discretion in the timing of licenses issuances and renewals and the monitoring of a licensee’s compliance with the terms of a license.  Requirements imposed by these authorities include securing the life, safety and health of the workers and the population residing in the gold mining zone during the construction or reconstruction of the gold mining enterprises; requiring the Company to conduct industrial safety examinations; provide liability insurance for damages to third parties and the environment; effective functioning of industrial control system providing industrial safety, fulfillment of the legislative requirements and technical regulations on safety of operations; disposing of waste products in a way to minimize the harmful effects on the natural environment; comply with the program of annual environmental monitoring; taking the necessary measures to reduce or prevent the pollution caused by mining; participation in the social and economic investment activity in the mining area and arrange for jobs for the area residents.

The Company is subject to periodic reviews of its activities by governmental authorities with respect to the requirements of its mining licenses. Management of the Company corresponds with governmental authorities to agree on remedial actions, if necessary, to resolve any findings resulting from these reviews.

Failure to comply with the terms of a license could result in fines, penalties or license limitation, suspension or revocation. The Company’s management believes any issues of non-compliance will be resolved through negotiations or corrective actions without any materially adverse effect on the financial position or the operating results of the Company. No significant issues of non compliance existed as of December 31, 2009.

Environmental matters

The enforcement of environmental regulation in the Russian Federation is evolving and the enforcement posture of government authorities is continually being reconsidered. The Company periodically evaluates its obligations under environmental regulations and, as obligations are determined, they are recognized immediately, if no current or future benefit is discernible. Potential liabilities which might arise as a result of stricter enforcement of existing regulations, civil litigation or changes in legislation, cannot be estimated. Under existing legislation, management believes that there are no probable liabilities or contingencies which will have a material adverse effect on the financial position or the operation results of the Company.

The Company is obliged in terms of various laws and  mining licenses to decommission mine facilities on cessation of its mining operations and to restore and rehabilitate the environment.  The Company’s management regularly reassesses environmental obligations for its operations.  Estimations are based on management’s understanding of the current legal requirements and the terms of the license agreements.  Should the requirements of applicable environment legislation change the Company may incur additional environmental obligations.

 Russian Federation risk

As an emerging market, the Russian Federation does not possess a fully developed business and regulatory infrastructure including stable banking and judicial systems, which would generally exist in a more mature market economy.  The economy of the Russian Federation is characterized by a currency that is not freely convertible outside the country, currency controls, low liquidity levels for debt and equity markets and continuing inflation.  As a result, operations in the Russian Federation involve risks that are not typically associated with those in more developed markets.

Stability and success of the Russian economy depends on the effectiveness of the government’s economic policies and the continued development of the legal and political systems.

Legal contingencies

The Company is not a named party in any pending or threatened litigation.

Note 11: Business and credit concentration

Major Customer

During 2009 and prior years, the main customer of the Company was Sberbank, a major state controlled retail banking institution in the Russian Federation. The gold industry in Russia is subject to world market conditions and Russian government policies. The Russian and regional government have exercised, and can be expected to continue to exercise, significant influence over the Company’s operations, through legislative and regulatory means.

Changes in the market and government policies may significantly affect management’s estimates and the Company’s performance.

Note 12: Risk management activities

Commodity price risk

Commodity price risk is the risk that the Company’s current or future earnings will be adversely impacted by changes in the market price of gold.  A decline in gold prices could result in a decrease in profit and cash flows.  The Company’s management regularly monitors gold price, market forecasts and believes that the current trend of price increases will continue in the future.

The Company does not enter into any hedging contracts or use other financial instruments to mitigate the commodity price risk.

Note 13:  Mining leases

On October 5, 2009 the Company renewed its licenses on the mining site located in the valley of the Elniclny brook and its inflows.  The mining lease will expire on December 31, 2019.  The obligation of the Company is to begin exploration work during the third quarter of 2010, and to complete exploration work and provide a final geological report with estimation of reserves during the fourth quarter of 2011, and to begin gold mining in 2010 with an annual level of 3,000 kilograms of gold.  Payments provided for in this lease include that the Company will pay a royalty of 3% of the cost of exploration for minerals and a royalty of 2.6% of gold  sales.

On October 5, 2009 the Company renewed its licenses on the mining site located in the basin of the middle part of the Urka River, the left tributary of the Amur River, the Skovorodinsky District in the Russian Federation.  The mining lease will expire on December 31, 2030.  The obligation of the Company is begin geological examination of the licensing plot not later than December 31, 2009, and to complete prospecting and evaluation of the deposit and approval of the Amur Territorial Board of Resources together with geological report with calculation of preliminary estimated ore mineral resources not later than December 31, 2011.  By June 30, 2012 the Company is required to prepare and coordinate an exploration program with calculation of preliminary estimated ore mineral resources.  The Company is required to complete exploration of the deposit and secure approval of the Amur Territorial Board for Resources not later than December 31, 2014, together with a geological report with calculation of ore mineral resources based upon the exploration work.  The

Company is required to prepare and coordinate the field development program with positive conclusion of government ecological assessment and industrial safety examination by December 31, 2016.  The Company is required to complete the erection of the mining enterprise and mine gold at the rate of not less than 3000 kg per year not later than December 31, 2018.  Payments provided for on this lease is that  the Company will pay a royalty of 3% of the cost of exploration for minerals and a royalty of 2.6% of gold  sales.

Note 14: Subsequent events

The Company has evaluated all subsequent events that occurred up to the time of the Company’s issuance of its financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2010	GOLD STANDARD MINING CORP. By: Pantelis Zachos /s/ Pantelis Zachos Pantelis Zachos, Chief Executive Officer